SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2005

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Ultra Clean Holdings, Inc. (the “Company”) announced on March 24, 2005 that effective immediately, Senior Vice President and Chief Financial Officer Phillip Kagel has resigned for personal reasons.

     The Company will immediately begin a search to identify a qualified candidate to fill the position of Chief Financial Officer. Kevin Griffin, the Company's former Chief Financial Officer and current Chief Administrative Officer, will assume the role of Acting Chief Financial Officer until a permanent candidate is identified and appointed.

     Mr. Griffin, age 50, has served as our Chief Administrative Officer since August 2004, and served as our Chief Financial Officer and Vice President of Finance from February 2000 through August 2004, as our Vice President of Finance from April 1999 through February 2000 and as our controller from May 1992 to February 2000. Prior to joining Ultra Clean in May 1992, Mr. Griffin served as Manager of Accounting and Finance at Mitsubishi International Corporation from 1989 to 1991. Prior to that, Mr. Griffin was employed by Rudolf & Sletten as a project accountant from 1987 to 1988. Mr. Griffin holds a bachelor of arts degree in economics and history from the University of California at Santa Barbara . In connection with his appointment as Acting Chief Financial Officer, the Company has agreed to increase Mr. Griffin's salary to an annual rate of $200,000.

     The press release dated March 24, 2005 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     Exhibit 99.1: Press release dated March 24, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 24, 2005	By:	/s/ Clarence Granger

			Name:	Clarence Granger
			Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated March 24, 2005.